Exhibit 4.41

This document is an English translation of the original Chinese text

Third Supplemental Agreement
to Strategic Cooperation Agreement

This Third Supplemental Agreement for Strategic Cooperation Agreement (this “Agreement”) is executed on June 30th, 2015 in Chaoyang District, Beijing.

Party A: Cheetah Mobile Inc.

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Tel: 010-62927779

Contact Person: Sheng Fu

Party B: Shenzhen Tencent Computer Systems Company Limited

Address: Tencent Building, Kejizhongyi Road, Nanshan Science and Technology Park, Shenzhen

Tel: 0755-62671188

Contact Person:

WHEREAS,

Party A (formerly known as Kingsoft Internet Software Holdings Limited) and Party B have executed Strategic Cooperation Agreement on matters related to the parties’ cooperation on December 27th, 2013 (the “Original Agreement”), Supplemental Agreement to Strategic Cooperation Agreement on July 31st, 2014, and Second Supplemental Agreement to Strategic Cooperation Agreement on January 30th, 2015 (collectively referred to as the “Original Supplemental Agreements”). The Original Supplemental Agreements amended Clause 2 of Chapter II “Cooperation Matters” of the Original Agreement, and other provisions of the Original Agreement remain unchanged and are still valid. Due to the necessity of business development, the parties intend to amend relevant provisions of the Original Agreement and Original Supplemental Agreements.

Party A and Party B, through amicable consultations, hereby agree upon as follows:

1.              Clause 1 of the Original Supplemental Agreements (which is Clause 2 of Chapter II “Cooperation Matters” of the Original Agreement) shall, on the effectiveness date of this Agreement, be terminated and superseded by the following provisions:

(1)         “The parties agree that it is estimated that Party B (including its affiliated companies, similarly hereinafter) may bring Party A (including its affiliated companies, similarly hereinafter) business contracts and orders amounting to not more than RMB 100 million from January 1st, 2014 to December 31st, 2014; it is estimated that Party B may bring Party A business contracts and orders amounting to not more than RMB 250 million from January 1st, 2015 to December 31st, 2015; it is estimated that Party A may bring Party B business contracts and orders amounting to not more than RMB 100 million from January 1st, 2015 to December 31st, 2015; the transactions including such contracts and orders shall be actually executed and performed by the parties or their affiliated companies, and shall be determined based on the fair market price.”

2.              The other provisions of the Original Agreement and Original Supplemental Agreements shall remain unchanged and are still valid. In case of any conflict among the Original Agreement, Original Supplemental Agreements and this Agreement, this Agreement shall prevail. The matters not defined herein shall be performed in accordance with the Original Agreement.

3.              This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1)         The parties have executed this Agreement; and

(2)         Party A has obtained approvals from its board of directors and general meeting of shareholders (if necessary) in accordance with the listing rules of Stock Exchange of Hong Kong.

4.              This Agreement shall be executed in two (2) or more counterparts, each party shall hold one (1) counterpart. Each copy shall have the same effectiveness.

Party A: Cheetah Mobile Inc.	Party B: Shenzhen Tencent Computer Systems Company Limited

Signed by Authorized Representative:	Signed by Authorized Representative:

/s/ Sheng Fu	Stamped with company chop of Shenzhen Tencent Computer System Co., Ltd.

This document is an English translation of the original Chinese text

Fourth Supplemental Agreement
to Strategic Cooperation Agreement

This Fourth Supplemental Agreement to Strategic Cooperation Agreement (“this Agreement”) is executed on November 5th, 2015 in Chaoyang District, Beijing.

Party A: Cheetah Mobile Inc.

Address: PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands

Tel: 010-62927779

Contact Person: Sheng Fu

Party B: Shenzhen Tencent Computer Systems Company Limited

Address: Tencent Building, Kejizhongyi Road, Nanshan Science and Technology Park, Shenzhen

Tel: 0755-62671188

Contact Person:

WHEREAS,

Party A (formerly known as Kingsoft Internet Software Holdings Limited) and Party B have executed Strategic Cooperation Agreement on matters related to the parties’ cooperation on December 27th, 2013 (the “Original Agreement”), Supplemental Agreement for Strategic Cooperation Agreement on July 31st, 2014, Second Supplemental Agreement to Strategic Cooperation Agreement on January 30th, 2015, and Third Supplemental Agreement to Strategic Cooperation Agreement on June 30th, 2015 (collectively referred to as the “Original Supplemental Agreements”). The Original Supplemental Agreements amended Clause 2 of Chapter II “Cooperation Matters” of the Original Agreement, and other provisions of the Original Agreement remain unchanged and are still valid. Due to the necessity of business development, the parties intend to amend relevant provisions of the Original Agreement and Original Supplemental Agreements.

Party A and Party B, through amicable consultations, hereby agree upon as follows:

1.              Clause 1 of the Original Supplemental Agreements (which is Clause 2 of Chapter II “Cooperation Matters” of the Original Agreement) shall, on the effectiveness date of this Agreement, be terminated and superseded by the following provisions:

(1)         “Party A (including its affiliated companies, similarly hereinafter) estimates that Party B (including its affiliated companies, similarly hereinafter) may bring Party A business contracts and orders amounting to not more than RMB 100 million from January 1st, 2014 to December 31st, 2014; Party A (including its affiliated companies, similarly hereinafter) estimates that Party B (including its affiliated companies, similarly hereinafter) may bring Party A business contracts and orders amounting to not more than RMB 340 million from January 1st, 2015 to December 31st, 2015; it is estimated that Party A may bring Party B business contracts and orders amounting to not more than RMB 100 million from January 1st, 2015 to December 31st, 2015; the transactions including such contracts and orders shall be actually executed and performed by the parties or their affiliated companies, and shall be determined based on the fair market price.”

2.              The other provisions of the Original Agreement and Original Supplemental Agreements shall remain unchanged and are still valid. In case of any conflict among the Original Agreement, Original Supplemental Agreements and this Agreement, this Agreement shall prevail. The matters not defined herein shall be performed in accordance with the Original Agreement.

3.              This Agreement shall become effective upon the satisfaction of all of the following conditions:

(1)         The parties have executed this Agreement; and

(2)         Party A has obtained approvals from its board of directors and general meeting of shareholders (if necessary) in accordance with the listing rules of Stock Exchange of Hong Kong.

4.              This Agreement shall be executed in two (2) or more counterparts, each party shall hold one (1) counterpart. Each copy shall have the same effectiveness.

Party A: Cheetah Mobile Inc.	Party B: Shenzhen Tencent Computer Systems Company Limited

Signed by Authorized Representative:	Signed by Authorized Representative:

/s/ Sheng Fu	Stamped with company chop of Shenzhen Tencent Computer System Co., Ltd.